                                                                    EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                    FORM T-1
                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE
                                   -----------
                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                SECTION 305(b)(2)
                                   -----------
                               MARINE MIDLAND BANK
               (Exact name of trustee as specified in its charter)

         New York                                     16-1057879
         (Jurisdiction of incorporation               (I.R.S. Employer
          or organization if not a U.S.               Identification No.)
          national bank)

         140 Broadway, New York, N.Y.                  10005-1180
         (212) 658-1000                                (Zip Code)
         (Address of principal executive offices)

                                Charles E. Bauer
                                 Vice President
                               Marine Midland Bank
                                  140 Broadway
                          New York, New York 10005-1180
                               Tel: (212) 658-1792
            (Name, address and telephone number of agent for service)

                                TEKNI-PLEX, INC.
               (Exact name of obligor as specified in its charter)

         Delaware                                     22-3286312
         (State or other jurisdiction                 (I.R.S. Employer
         of incorporation or organization)            Identification No.)

                  Guarantor of Exchange Notes registered hereby
                              DOLCO PACKAGING CORP.
               (Exact name of obligor as specified in its charter)

         Delaware                                     95-2467518
         (State or other jurisdiction                 (I.R.S. Employer
         of incorporation or organization)            Identification No.)

         201 Industrial Parkway
         Somerville, New Jersey                       08876
         (908) 722-4800                               (Zip Code)
         (Address of principal executive offices)

               SERIES B 11 1/4% SENIOR SUBORDINATED NOTES DUE 2007

        GUARANTEES OF SERIES B 11 1/4% SENIOR SUBORDINATED NOTES DUE 2007
                         (Title of Indenture Securities)

                                     General
Item 1. General Information.

              Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervisory authority to which it is subject.

              State of New York Banking Department.

              Federal Deposit Insurance Corporation, Washington, D.C.

              Board of Governors of the Federal Reserve System,
              Washington, D.C.

         (b) Whether it is authorized to exercise corporate trust powers.

                           Yes.

Item 2. Affiliations with Obligor.

              If the obligor is an affiliate of the trustee, describe each such affiliation.

                           None

Item 16.  List of Exhibits.


Exhibit

T1A(i)                      *    -    Copy of the Organization Certificate of
                                      Marine Midland Bank.

T1A(ii)                     *    -    Certificate of the State of New York
                                      Banking Department dated December 31,
                                      1993 as to the authority of Marine Midland
                                      Bank to commence business.

T1A(iii)                         -    Not applicable.

T1A(iv)                     *    -    Copy of the existing By-Laws of Marine
                                      Midland Bank as adopted on January 20,
                                      1994.

T1A(v)                           -    Not applicable.

T1A(vi)                     *    -    Consent of Marine Midland Bank required
                                      by Section 321(b) of the Trust Indenture
                                      Act of 1939.

T1A(vii)                         -    Copy of the latest report of condition of
                                      the trustee (March 31, 1997), published
                                      pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)                        -    Not applicable.

T1A(ix)                          -    Not applicable.


         * Exhibits previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

                                    SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Marine Midland Bank, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 20th day of May, 1997.



                                            MARINE MIDLAND BANK


                                            By:  /s/ Frank J. Godino
                                               ---------------------------------
                                                    Frank J. Godino
                                                    Assistant Vice President

                                                               EXHIBIT T1A (vii)







FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL



        Board of Governors of the Federal Reserve System
        OMB Number: 7100-0036

        Federal Deposit Insurance Corporation
        OMB Number: 3064-0052

        Office of the Comptroller of the Currency
        OMB Number: 1557-0081

        Expires March 31, 1999
--------------------------------------------------------------------------------

THIS FINANCIAL INFORMATION HAS NOT BEEN REVIEWED, OR CONFIRMED
FOR ACCURACY OR RELEVANCE, BY THE FEDERAL RESERVE SYSTEM.

        Please refer to page 1,                                             /1/
        Table of Contents, for
        the required disclosure
        of estimated burden.

--------------------------------------------------------------------------------

CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR
A BANK WITH DOMESTIC AND FOREIGN OFFICES--FFIEC 031

REPORT AT THE CLOSE OF BUSINESS MARCH 31, 1997

This report is required by law; 12 U.S.C. Section 324 (State member banks); 12 U.S.C. Section 1817 (State nonmember banks); and 12 U.S.C. Section 161 (National banks).

           (950630)
        -------------
         (RCRI 9999)


This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

--------------------------------------------------------------------------------

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I, Gerald A. Ronning, Executive VP & Controller
   -----------------------------------------------------------------------------
     Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.



/s/ Gerald A. Ronning
------------------------------------------------------------
Signature of Officer Authorized to Sign Report

                      4/28/97
------------------------------------------------------------
Date of Signature

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions. NOTE: These instructions may in some cases differ from generally accepted accounting principles.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

   /s/ James H. Cleave
------------------------------------------------------------
Director (Trustee)

   /s/ Bernard J. Kennedy
------------------------------------------------------------
Director (Trustee)

   /s/ Malcom Burnett
------------------------------------------------------------
Director (Trustee)

--------------------------------------------------------------------------------

FOR BANKS SUBMITTING HARD COPY REPORT FORMS:

STATE MEMBER BANK: Return the original and one copy to the appropriate Federal Reserve District Bank.

STATE NONMEMBER BANKS: Return the original only in the special return address envelope provided. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

NATIONAL BANKS: Return the original only in the special return address envelope provided. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

--------------------------------------------------------------------------------


FDIC Certificate Number      0 0 5 8 9
                            (RCRI 9030)

                                     NOTICE

This form is intended to assist institutions with state publication requirements. It has not been approved by any state banking authorities. Refer to your appropriate state banking authorities for your state publication requirements.



REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the

Marine Midland Bank              of Buffalo
    Name of Bank                    City

in the state of New York, at the close of business March 31, 1997


ASSETS
                 Thousands
                 of dollars

Cash and balances due from depository institutions:

   Noninterest-bearing balances
     currency and coin ............................        $ 1,026,267
   Interest-bearing balances ......................          2,219,196
   Held-to-maturity securities ....................                  0
   Available-for-sale securities ..................          3,728,393

   Federal funds sold and securities purchased
     under agreements to resell ...................          1,830,419

Loans and lease financing receivables:

   Loans and leases net of unearned
     income .......................................         21,110,911
   LESS: Allowance for loan and lease
     losses .......................................            441,315
   LESS: Allocated transfer risk reserve ..........                  0

   Loans and lease, net of unearned
     income, allowance, and reserve ...............         20,669,596
   Trading assets .................................          1,005,199
   Premises and fixed assets (including
     capitalized leases) ..........................            217,027

Other real estate owned ...........................             18,586
Investments in unconsolidated
  subsidiaries and associated companies ...........                  0
Customers' liability to this bank on
  acceptances outstanding .........................             21,351
Intangible assets .................................            495,502
Other assets ......................................            709,342
Total assets ......................................         31,940,878

LIABILITIES

Deposits:
   In domestic offices ....................                           20,236,232

   Noninterest-bearing ....................                            4,166,679
   Interest-bearing .......................                           16,069,553

In foreign offices, Edge, and Agreement
   subsidiaries, and IBFs .................                            2,639,327

   Noninterest-bearing ....................                                    0
   Interest-bearing .......................                            2,639,327

Federal funds sold and securities purchased
   under agreements to resell .............                            3,281,586
Demand notes issued to the U.S. Treasury ..                              197,415
Trading Liabilities .......................                              267,837

Other borrowed money:
   With a remaining maturity of one year
     or less ..............................                            1,800,280
   With a remaining maturity of more than
     one year .............................                              371,195
Bank's liability on acceptances
   executed and outstanding ...............                               21,351
Subordinated notes and debentures .........                              497,585
Other liabilities .........................                              525,585
Total liabilities .........................                           29,838,393
Limited-life preferred stock and
   related surplus ........................                                    0

EQUITY CAPITAL

Perpetual preferred stock and related
   surplus ................................                                    0
Common Stock ..............................                              205,000
Surplus ...................................                            1,983,378
Undivided profits and capital reserves ....                              (76,867)
Net unrealized holding gains (losses)
   on available-for-sale securities .......                               (9,026)
Cumulative foreign currency translation
adjustments ...............................                                    0
Total equity capital ......................                            2,102,485
Total liabilities, limited-life
   preferred stock, and equity capital ....                           31,940,878